EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As an independent registered public accounting firm, we hereby consent to the use of our report dated May 17, 2005 appearing in this Registration Statement of Spark Networks plc on Form S-1 (No. 333-123228) and to the reference to our firm under the caption, “Experts.”

/s/ Tanner LC

Salt Lake City, Utah
November 7, 2005